EXHIBIT 11.1


                       RIMAGE CORPORATION AND SUBSIDIARIES
               COMPUTATION OF NET INCOME PER SHARE OF COMMON STOCK


Basic net income per common share is determined by dividing net income by the weighted average number of shares of common stock outstanding, unless the result is anti-dilutive. Diluted net income per common share is determined by dividing net income by the weighted average number of shares of common stock and assumed conversion shares outstanding, unless the result is anti-dilutive. The following is a summary of the weighted average common shares outstanding and assumed conversion shares:

                                                Three months ended              Six months ended
                                                     June 30,                       June 30,
                                              2000            1999            2000            1999
                                          ------------    ------------    ------------    ------------
Shares outstanding at
  beginning of period                        8,259,113       7,891,998       7,962,358       7,899,338

Common stock issued in stock option/
     warrant exercise                          145,432           3,749         442,187         233,586

Repurchases of common stock                         --              --              --        (237,177)
                                          ------------    ------------    ------------    ------------
Shares outstanding at
     end of period                           8,404,545       7,895,747       8,404,545       7,895,747
                                          ============    ============    ============    ============

   Weighted average shares
     of common stock outstanding             8,344,059       7,892,863       8,251,124       7,855,015
                                          ============    ============    ============    ============

Assumed conversion shares                    1,535,063       1,929,311       1,535,063       1,929,311

   Weighted average shares of
     assumed conversion shares               1,321,687       1,365,691       1,389,277       1,429,486
                                          ============    ============    ============    ============

Weighted average shares of
   common stock and assumed
   conversion shares                         9,665,746       9,258,554       9,640,401       9,284,501
                                          ============    ============    ============    ============

Income from continuing operations         $  2,480,477    $  1,037,441    $  4,634,583    $  2,021,729
                                          ============    ============    ============    ============
Income from discontinued operations       $         --    $    378,824    $         --    $    489,494
                                          ============    ============    ============    ============

Income per basic share:
   Continuing operations                  $       0.30    $       0.13    $       0.56    $       0.26
   Discontinued operations                          --            0.05              --            0.06
                                          ------------    ------------    ------------    ------------
          Net income per basic share      $       0.30    $       0.18    $       0.56    $       0.32
                                          ============    ============    ============    ============

Income per diluted share:
   Continuing operations                  $       0.26    $       0.11    $       0.48    $       0.22
   Discontinued operations                          --            0.04              --            0.05
                                          ------------    ------------    ------------    ------------
          Net income per diluted share    $       0.26    $       0.15    $       0.48    $       0.27
                                          ============    ============    ============    ============


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